Exhibit 24.2

February 1, 2019

I, Douglas C. Turnbull, am Secretary of American Express Receivables Financing Corporation VIII LLC (“RFC VIII”) and do certify that the attached resolutions were duly adopted by unanimous written consents of the Board of Directors of RFC VIII on February 1, 2019 and such resolutions have not been amended, rescinded or otherwise modified.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:	/s/ Douglas C. Turnbull
Name: Douglas C. Turnbull
Title: Secretary

I, David J. Hoberman, President and Director of RFC VIII, do hereby certify that Douglas C. Turnbull is a duly elected and qualified Secretary of RFC VIII, and that signature above is such person’s authentic signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of February 1, 2019.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC

By:	/s/ David J. Hoberman
Name: David J. Hoberman
Title: President and Director

RESOLVED, that the Board hereby adopts the form of resolution required under any applicable Blue Sky or securities law to be adopted in connection with any application for registration or qualification (or exemption therefrom) of any asset backed security to be sold in connection with the Registration Statement, or any consent to service of process or other requisite paper or document required to be filed in connection therewith, if (1) in the opinion of any of the officers appointed by the Board as officers of RFC VIII (the “Designated Officers”), the adoption of such resolution is necessary or advisable, and (2) the Secretary of RFC VIII evidences such adoption by inserting in the minutes a copy of such resolution which will thereupon be deemed to be adopted by the Board with the same force and effect as if specifically presented to a duly called meeting of the Board;

RESOLVED, that the Designated Officers and such other officers or assistant officers of RFC VIII as may be designated by the Designated Officers, are hereby authorized, in the name and on behalf of RFC VIII and the Trust, to prepare, or cause to be prepared, and to execute and cause to be filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement to register an unspecified amount of Securities to be offered to the public from time to time, and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any said officer may deem necessary or desirable, and to pay such filing, and other fees, if any, required in connection with such filing;

RESOLVED, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and the Designated Officers, and such other officers or assistant officers of RFC VIII as may be designated by the Designated Officers, are authorized, but not required, to sign the Registration Statement, and each member of the Board and each Designated Officer, or such other officer or assistant officer of RFC VIII as may be designated by the Designated Officer signing the Registration Statement is authorized to appoint an agent and/or attorney-in fact to execute future amendments and other documents relating to the Registration Statement;

RESOLVED, that the Secretary or any other Designated Officer be and hereby is authorized to certify a copy of these resolutions and the names and signatures of some or all of RFC VIII’s officers.